PRELIMINARY COPY

                  PIONEER COMMERCIAL FUNDING CORP.21700 OXNARD STREET
                                        SUITE 1650
                          WOODLAND HILLS, CALIFORNIA 91367

                     Notice of Special Meeting of Stockholders


To our Stockholders:

         The Special Meeting of Stockholders of Pioneer Commercial Funding Corp., a New York corporation (the "Corporation" or "Company"), will be held on September 21, 1999, at 11:00 a.m. local time, at One Rockefeller Plaza, Suite 2412, New York, New York, 10020, to consider and act upon the following matters. A proxy card for your use in voting on these matters is also enclosed.

         1. Ratification of the sale of assets of the Company to Princap Mortgage Warehouse, Inc.,as more particularly described herein, as recommended by the Board of Directors.

         2. Transacting any other business that may properly come before the meeting or any adjournment thereof.

All stockholders of record at the close of business on August 24, 1999, are entitled to notice of and to vote at the meeting.


Dated: August 24, 1999

                                            By Order of the Board of Directors


                                            David W. Sass
                                            Secretary
                      --------------------------------------------------------
Your Proxy is important no matter how many shares you own. Please mark your vote, fill in the date, sign and mail it today in the accompanying self-addressed envelope which requires no postage if mailed in the United States.

PRELIMINARY COPY


                                          SPECIAL MEETING OF STOCKHOLDERS

                                                        OF

                                         PIONEER COMMERCIAL FUNDING CORP.

                                                 September 21, 1999
                                                 -----------------

                                                  PROXY STATEMENT
                                                 -----------------

                                                GENERAL INFORMATION


Proxy Solicitation

                  This Proxy Statement is furnished to the holders of common stock, $.01 par value per share ("Common Stock") of Pioneer Commercial Funding Corp., a New York corporation ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders ("Special Meeting") to be held on September 21, 1999, at One Rockefeller Plaza, Suite 2412, New York, New York, 10020 or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about August 26, 1999 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company. The Board Of Directors has established August 24, 1999 as the record date for shareholders entitled to notice of, and to vote at the meeting.


Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the Special Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Such consents or revocations can be submitted by facsimile to (818)346-0039. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" the ratification of the sale of assets of the Company to Princap Mortgage Warehouse, Inc. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Special Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights

                  Only stockholders of record at the close of business on August 24, 1999 are entitled to notice of and to vote at the Special Meeting or any continuation or adjournment thereof. On that date there were 2,771,136 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on August 24, 1999 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of two-thirds of all outstanding shares of the Company entitled to vote is required to ratify the sale of assets of the Company to Princap Mortgage Warehouse, Inc.

         In the event that a stockholder does not designate his or her broker to vote in their place, brokers may be precluded from exercising their voting discretion with respect to certain matters to be acted upon and thus, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters and therefore will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non- votes will, however, be counted for the purpose of determining whether there is a quorum. Since broker non-votes are not counted, it could be more difficult to obtain the required approval to ratify the sale of certain assets to Princap Mortgage Warehouse, Inc.

          Directors and officers of the Company and certain other Shareholders holding approximately 63.6% of the outstanding Common Stock of the Company intend to vote "FOR" the ratification of the sale of assets of the Company to Princap Mortgage Warehouse, Inc.

Forward Looking Statements

                  When used in this Proxy Statement, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends that may affect the company's future plans of operations, business strategy, operating results and financial position. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.

                                                     PROPOSAL:
                                       RATIFICATION OF THE SALE OF ASSETS TO
                                          PRINCAP MORTGAGE WAREHOUSE, INC.

Description of the Transaction

         Pursuant to an Asset Purchase Agreement dated July 30, 1999 with Princap Mortgage Warehouse, Inc., a California corporation, with its principal office at 23550 Hawthorne Boulevard, Torrance, California ("PMW") the Company has agreed to sell to PMW all of its equipment, furniture and other physical assets, all of its computer operating systems, its customer list and certain related assets for the sum of $800,000 to be paid in cash at the closing of this transaction. PMW also has the right to purchase any or all of the customer accounts of the Company for an amount equal to the aggregate outstanding principal balance and all accrued but unpaid fees and interest on such accounts as of the Closing. The Company will continue its collection activities with respect to those accounts which are not purchased by PMW.

                  Management of the Company is confident that there were no conflicts of interest in negotiating the sale to PMW and that all negotiations with PMW were at "arms length".


Shareholder Consent Required

         This transaction may, depending upon the extent of customer accounts purchased, constitute a sale of substantially all of the assets of the Company other than in the usual or regular course of the business conducted by the Company. As such, pursuant to Section 709(a)(3) of the New York Business Corporation Law, this transaction requires the approval by the shareholders of the Company by the affirmative vote of two-thirds of all outstanding shares entitled to vote.

Reasons For Entering Into the Transaction

         Management of the Company has determined that the Company did not meet the revenue objectives for its mortgage warehouse lending business and does not expect the Company to be able to meet these objectives in the foreseeable future. The Company has therefore decided to sell its hard assets and explore other business opportunities.

         The Company found that the comparatively high cost to it for borrowed funds and the inability to borrow enough funds to create a sufficient volume of loan transactions resulted in rates of return and total returns that are unacceptable in relation to the degree of risk inherent in lending in the secondary market.

         The high cost to the Company for borrowed money is due, in large measure, to the fact that, unlike its competitors which are, generally, banking institutions or their affiliates, it was required to borrow funds at the Prime Rate of interest rather than at LIBOR. This difference often meant as much as a 2% difference in the borrowing rates, thereby having a significant negative effect on the margins for each loan transaction. Moreover, many competitors had access to funds at the Savings & Loan rate which was even less than LIBOR, putting the Company at an even greater competitive disadvantage. In addition, unlike banking institutions, which could generally obtain borrowed funds at up to ten to fifteen times their capital, the Company was only able to borrow approximately six times its capital. This has resulted in less funds available to make loans; therefore, the volume of transactions and the resulting revenues have been significantly lower than that which could be achieved by the Company's competitors. This problem was significantly exacerbated by a situation which arose in October and November, 1997 in which the Company was unable to gain access to over $1.7 of its own funds. This matter is the subject of an ongoing litigation in the Philadelphia Court of Common Pleas, entitled Pioneer Commercial Funding Corporation and Banc One, Texas, N.A.
v. American Financial Mortgage Corporation, Thomas F. Flately, Norwest Funding, Inc. and Corestates Bank, N.A. (No. 0885, April Term, 1998) in which the Company has alleged that the defendants have wrongfully diverted approximately $1.7 Million belonging to the Company, representing amounts due for loans made by the Company to a company in the business of originating residential mortgage loans. The unavailability of these funds has further significantly contributed to the Company's inability to generate a sufficient volume of loan transactions by decreasing its borrowing abilities, thereby severely affecting the Company's ability to generate sufficient revenues to make its business economically viable. The defendants in this matter have denied all material allegations of the Company's complaint. The Company makes no representation regarding the likelihood of prevailing in this litigation These high cost of obtaining funds and the difficulty in obtaining adequate levels of funding have resulted in a much slower development of revenues for the Company than was originally anticipated.

         The high cost of borrowed funds and the low volume of transactions has made the mortgage warehouse lending business unattractive in relation to the risks inherent in this business. Since the loans are in the secondary market, the source for recovery on the loans is frequently limited to the value of the underlying property. This leads to greater risk of recovery on a loan. In addition, since the Company acts as an intermediary as a warehouse lender, it does not receive all the information necessary to fully assess the risk of each loan transaction; therefore, the risk of lending is greater.

         The Company has sustained operating losses in the first two fiscal quarters of 1999 and expects that it will continue to sustain losses if it continues in the mortgage warehouse lending business.

         Based on these factors, Management has decided that the Company's assets would be more efficiently utilized in investment in other businesses; however no other businesses have been identified at this time. Management believes that the ratification of the sale of the above-described assets to PMW is in the best interest of the Company.

Disadvantages of Entering Into the Transaction

         The disadvantage of entering into this transaction is that upon its closing, the Company will no longer have any continuing business operation other than the winding up of its operations in the mortgage warehouse lending business. Although the Company will seek to engage in other business ventures, there can be no assurance as to when, or if, an economically viable business can be acquired or continued successfully.

Votes Required to Ratify Transaction

         Ratification of the sale of the above described assets to PMW requires the affirmative vote of two-thirds of all outstanding shares entitled to vote thereon. Directors, officers and certain principal shareholders of the Company, who in the aggregate hold approximately 63.6% of the Company's outstanding Common Stock intend to vote "FOR" the Proposal.

         In the event that the shareholders do not approve the Proposal, the Company will be required to either find another purchaser of its assets or seek other methods to raise additional capital in an effort to increase the volume of transactions of the Company. However, in view of the fact that the directors, officers and certain other shareholders holding approximately 63.6% of the outstanding common stock of the Company intend to vote "FOR" the sale to PAW, it is unlikely that shareholder approval will not be obtained.

The Board of Directors recommends that the stockholders vote "FOR" the ratification of the sale of assets of the Company to Princap Mortgage Warehouse, Inc. (Item No. 1 on the Proxy Card).

                                         PIONEER COMMERCIAL FUNDING CORP.

                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   June 30, 1999
                                                    (Unaudited)

The following statements show the effect on the Company's balance sheet if the shareholders approve the sale of the Company's assets to Princap Mortgage Warehouse, Inc. These statements should be read in conjunction with the notes to the Balance Sheet.

                                                                                    Pioneer Commercial Funding Corp.
                                                                                   PRO FORMA BALANCE SHEET
                                                                                        June  30, 1999 (Unaudited)


                                                                                             After                           After
                                                                        Fixed Asset       Fixed Asset    Possible          Possible
                                                          June 30, 1999    Sale              Sale        Loan Sale        Loan Sale
                                                         ----------------------------    ----------------------------    ----------
                         ASSETS
Cash and cash equivalents                                  $ 1,588,022     $ 800,000  1a   $ 2,388,022       $ 8,679  1f $2,396,701
Mortgage warehouse loans receivable, net of alowance
 for loan losses (Note 1)                                   10,957,831                      10,957,831   (10,957,831) 1g      -
Loans held for resale, net of allowance for
loan losses (Note 2)                                           579,993                         579,993                      579,993
Receivable for loans shipped (Note 3)                        1,716,969                       1,716,969                    1,716,969
Accrued interest and fee receivable                            938,939                         938,939      (938,939) 1h        -
Notes receivable-current portion (Note 4)                      704,091                         704,091                      704,091
Prepaid and other assets                                       131,342                         131,342                      131,342
                                                         ----------------------------    ----------------------------    ----------
    Total Current Assets                                    16,617,187       800,000        17,417,187   (11,888,091)     5,529,096
                                                         ----------------------------    ----------------------------    ----------
Fixed Assets
    Furniture and equipment                                    732,745      (732,745) 1b             -                           -
    Proprietary computer software                              551,114      (551,114) 1c             -                           -
    Leasehold improvements                                     198,689                         198,689                      198,689
                                                         ----------------------------    ----------------------------    ----------
                                                             1,482,548    (1,283,859)          198,689             -        198,689
    Less accumulated depreciation and amortization             747,647      (712,587) 1d        35,060                       35,060
                                                         ----------------------------    ----------------------------    ----------
        Net Fixed Assets                                       734,901      (571,272)          163,629             -        163,629
                                                         ----------------------------    ----------------------------    ----------

Investment securities available for sale (Note 6)              120,000                         120,000                      120,000
Notes receivable-noncurrent portion (Note 4)                   911,770                         911,770                      911,770
Other assets (Note 5)                                          296,133                         296,133                      296,133
                                                         ============================    ============================    ==========
        Total Assets                                      $ 18,679,991     $ 228,728      $ 18,908,719 $ (11,888,091)   $ 7,020,628
                                                         ============================    ============================    ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Mortgage warehouse loans payable (Note 7)             $ 11,888,091                    $ 11,888,091 $ (11,888,091) 1i   $ -
    Accounts payable and accrued expenses                      210,660                         210,660                      210,660
    Accrued interest and fees                                1,327,927                       1,327,927                    1,327,927
    Due to mortgage banking companies                          158,590                         158,590                      158,590
    Deferred loan fees                                          29,000                          29,000                       29,000
    Deferred legal fees                                         67,751                          67,751                       67,751
                                                         ----------------------------    ----------------------------    ----------
        Total Current Liabilities                           13,682,019             -        13,682,019   (11,888,091)     1,793,928
                                                         ----------------------------    ----------------------------    ----------
Subordinated debt (Note 8)                                   1,626,000                       1,626,000                    1,626,000
                                                         ----------------------------    ----------------------------    ----------
        Total Liabilities                                   15,308,019             -        15,308,019   (11,888,091)     3,419,928
                                                         ----------------------------    ----------------------------    ----------
Commitments and Contingencies
Stockholders' Equity:
Common stock - $.01 par value; authorized 20,000,000 shares;
  issued and outstanding - 2,771,136 at June 30, 1999           55,423        1j                55,423                      55,423
Additional paid-in capital                                  14,556,952                      14,556,952                  14,556,952
Accumulated deficit                                        (11,135,403)      228,728  1e   (10,906,675)                (10,906,675)
Accumulated other comprehensive income                        (105,000)                       (105,000)                   (105,000)
                                                         ----------------------------    ----------------------------   -----------
Total Stockholders' Equity                                   3,371,972       228,728         3,600,700             -     3,600,700
                                                         ============================    ============================   ===========
Total Liabilities and Stockholders' Equity                $ 18,679,991     $ 228,728      $ 18,908,719 $ (11,888,091)  $ 7,020,628
                                                         ============================    ============================   ===========

                                                          The accompanying notes are an integral part of this statement

                                                                                                          4

                                         Pioneer Commercial Funding Corp..
                                         NOTES TO PRO FORMA BALANCE SHEETS
                                                   June 30, 1999
                                                    (Unaudited)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying pro forma balance sheets present the financial position of the Company as of June 30, 1999 before and after adjustments, explained below, for the expected effects of the sale of the furniture, equipment and software to Princap Mortgage Warehouse, Inc. (Princap) for $800,000 and the effects of the possible sale of the Company's mortgage warehouse loans to Princap for net book value plus accrued fees and interest on such loans. In addition, the number of shares issued and outstanding at June 30, 1999 of 5,542,272 has been adjusted to reflect the two for one reverse stock split effective July 23, 1999. No other substantial changes are expected to impact the financial position of the Company between June 30, 1999 and the expected date of the Princap transaction. The adjustments are as follows:

a.       Cash received from Princap

b. Sale of  furniture,  computer  equipment  and  licensed  software

c. Sale of proprietary software

d. Reduction of accumulated depreciation related to furniture, equipment and software

e. Income from sale of furniture, equipment and software

f. Cash from sale of mortgage warehouse loans plus related accrued fees and interest less line of credit reduction related to mortgage warehouse loans

g. Sale of mortgage warehouse loans

h. Sale of related accrued fees and interest

i. Reduction in line of credit related to mortgage warehouse loans

j. Number of shares issued and outstanding reflects two for one reverse stock split

In the opinion of management, the accompanying unaudited balance sheets for Pioneer Commercial Funding Corp. (the Company) contain all adjustments of a recurring nature considered necessary for a fair presentation of its financial position as of June 30, 1999.

The accompanying unaudited interim balance sheets have been prepared in accordance with instructions to Form 10-Q and, therefore, do not include all information and footnotes required to be in conformity with generally accepted accounting principles. The financial information provided herein is written with the presumption that the users of the pro forma balance sheet have read, or have access to, the Company's December 31, 1998 audited financial statements and notes thereto, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1998 and for the year then ended included in the Company's filings on April 15, 1999 with the SEC on Form 10-KSB.

2.  LOANS HELD FOR RESALE

In 1997,  the Company in accordance  with its loan and security  agreement  took possession from a customer in the process of liquidating  under Chapter 7 of the
Bankruptcy  Code, 37 loans it funded having an aggregate  value of $4.5 million.
The Company has a perfected interest in the loans and during 1998 sold 32 of the loans at a net discount of $72,070.  One loan in the amount of $132,090 was sold in the first  quarter of 1999 for  $125,486.  The four loans  unsold at June 30,
1999  with  an  original  loan  amount  of  $566,026,   together  with  holdback
receivables on sold loans of $180,945,  are held at net  realizable  value which includes a reserve of $166,978.


3.  RECEIVABLE FOR LOANS SHIPPED

During October 1997, the Company warehoused $1.7 million in mortgages for the same customer as described in Note 2 above, who used a third party conduit, American Financial Mortgage Corporation, to sell its loans to an investor, Norwest Funding, Inc. The Company provided instructions to the third party conduit that the funds were to be wired by the investor to the Company's bank.
The investor  mis-wired the funds to the conduit's bank,  Corestates  Bank, N.A.
The conduit's bank has refused to return the funds. The Company has commenced legal action to collect the funds from the conduit, the conduit's guarantor, the investor and the conduit's bank. The Company's lender, Banc One Texas, N.A.
("Bank One"), has joined the litigation as a co-plaintiff in support of the Company's position. In addition, the Company has a $5 million personal guarantee from the third party conduit's primary shareholder and an additional $2 million guarantee from the customer's primary shareholder.

4.  NOTES RECEIVABLE

On November 18,  1998,  a settlement  was reached with a guarantor of a mortgage banking  customer's  defaulted line of credit.  The guarantor was also a Company stockholder.  Pursuant to the  settlement,  an entity  which is an  affiliate of
Leedan  (Note 7) accepted  $530,000 of the  guarantor's  recognized  debt to the
Company in exchange for the guarantor's shares in the Company.  This entity paid the Company  $176,667 and issued two notes of $176,667 each with maturity  dates of August 23, 1999 and May 23, 2000, respectively. Interest is payable quarterly at an annual rate of 8.25%  commencing  three months after the November 23, 1998 date of issuance.
                                                                                              $ 353,334

Pursuant to the settlement  stated above, the guarantor also issued two notes to the Company in the amounts of $265,103 and $470,000,  respectively.  Interest is payable  quarterly at an annual rate of prime plus 1/2% commencing  three months after the  November 18, 1998 date of  issuance.  Both notes mature  November 18,
2000.                                                                                           735,103


On March 29, 1999, a settlement was reached with two clients and their guarantor wherein the remaining loans on each client's line and interest and fees due through October 31, 1998 were replaced with a note from each client guaranteed by the client's guarantor in the amounts of $453,430 and $204,640, respectively, each payable in sixteen equal monthly installments plus interest at an annual rate of 10%. To date the balance has been reduced by principal payments of $205,646.

                                                                                               452,424
                                                                                           -----------------

On May 5, 1999 the Company loaned $75,000 to Royalty  Records.  Royalty issued a note payable in nine equal  payments of principal and interest at 16% commencing no later than December 1, 1999.
                                                                                                75,000
                                                                                             -----------------

                                                                               Total         1,615,861
                                                                Less current portion           704,091
                                                                                             -----------------
                                                                                              $911,770
                                                                                             -----------------



5.   INVESTMENT IN AND ADVANCES TO PIONEER HOME FUNDING

On April 16, 1997 the Company entered into a joint venture agreement with Maryland Financial Corporation ("MFC") to form Pioneer Home Funding, LLC, a California Limited Liability Company, ("PHF"). The Company accounts for this investment on the equity method. The agreement provides that the Company and MFC would maintain 80% and 20% ownership interests, respectively, in PHF. An amendment to the agreement was made on October 31, 1997. This amendment provides that the Company would contribute $40,000 for a 20 percent interest in PHF. In addition, the Company may from time to time, at its option, make loans to PHF as needed. Under this agreement the Company has the option to convert loans made to PHF into an 80% interest in PHF. As of June 30, 1999, the Company has advanced as a loan receivable in the sum of $275,345, which has been fully reserved.

6.  INVESTMENT IN FIDELITY FIRST MORTGAGE CORP. (FFIR)

On July 7, 1997 the Company purchased 300,000 shares at $.75 per share of Fidelity First Mortgage Corp., NASDAQ (FFIR) for a total investment of $225,000. FFIR shares were last traded on April 23, 1999 at $.25 per share. On May 6, 1999 FFIR issued a 50 to 1 reverse stock split, reducing the Company's number of shares to 6,000. Fidelity First Mortgage is based in Columbia, Maryland and funds conforming and non-conforming single family residential mortgages in Maryland, Virginia, Delaware, Florida, North and South Carolina.

7.  LINE OF CREDIT AND  CAPITAL MAINTENANCE AGREEMENT

Effective April 30, 1999, Bank One renewed the credit facility with a borrowing limit of $35,000,000 through June 29, 1999 and $30,000,000 through September 30, 1999. The extended line of credit is effectively reduced by the amount of ineligible loans (primarily those over 60 days old, which amount to approximately $7 million). Effective June 30, 1998 Leedan Business Enterprise Ltd. ("Leedan"), a 49% owner of the Company entered into a Capital Maintenance Agreement with Bank One wherein Leedan will cause capital contributions or subordinated debt advances, up to $2 million, to be made to the Company in order to maintain an adjusted Company net worth of a least $8 million, upon official written request by Bank One. This agreement will continue in effect until the Company has paid its obligation to Bank One and Bank One terminates its commitment to supply credit to the Company (See also Note 8).

8.   SUBORDINATE DEBT

On November 26, 1997, the Company issued $1,000,000 in subordinated debt as part of a $4 million private placement. The private placement provided for a minimum purchase of $250,000 (1 unit) with each unit obtaining 7,500 Warrants that allow for the purchase of 7,500 shares. The exercise price of the shares is equal to the price of the Company's stock as of the date of issue of the subordinated debt. The Company has 30,000 Warrants outstanding (7,500 per unit for 4 units). The subordinated debt carries an interest rate of 10% per annum and matures on November 25, 2002. The Company's stock price on November 26, 1997 was $2.875 On September 11, 1998 three subordinated debt advances pursuant to the Leedan Capital Maintenance Agreement (See also Note 7) were made to the Company totaling $726,000 secured by notes. The notes are due when a replacement for the Bank One lending facility is in place, with interest paid quarterly at 11% per annum. During the first quarter of 1999, $100,000 of the subordinate debt was repaid.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following tabulation shows the security ownership as of August 3, 1999 of (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each Director and Officer of the Company and (iii) all Directors and Officers as a group.

                                       Number of Shares          Percent
Name                      Title       of Common Stock            of Class

ICTS International N.V.                   150,000                  5.4%
Vertrekpassage 226
1118 AV Schiphol Airport
Holland

Lancer Partners L.P.                      172,500                  5.4%
200 Park Avenue, Ste 3900
New York, NY 10166

Leedan Business
  Enterprise Ltd.                       1,188,068(1)              42.9%
("Leedan Business")
8 Shaul Hamelech Blvd.
Tel-Aviv 64733, Israel

Rogosin International B.V.               265,000(3)               9.5%
One Rockefeller Plaza,
Ste. 2412
New York, NY 10020

Boaz Harel         Director            1,188,068(1)(2)            42.9%
1 Rockefeller Plaza
Suite 2412
New York, New York
10020

M. Albert Nissim        President         73,2004                 *
One Rockefeller Plaza    and Director
Suite 2412
New York, NY

Tamar Lieber             Director        169,500(5)               5.8%
160 W. 66th Street
Apt. 49B
New York, NY 10023

Richard Fried            Director         25,523(5)               *
33 Marian Road
Marblehead, MA 01945


Lynda Davey              Director          12,000(5)               *
1375 Broadway                               7,500
5th Floor
New York, NY 10018

Joseph Samuels           Director            12,000(5)                  *
321 24th Street                               7,500
Santa Monica, CA 90402

Directors and
Executive
Officers as a
group (6 persons)                          1,347,291(6)                  48.6%



*        Less than 1%


(1)      Leedan International  Holdings B.V., which together with Leedan Systems
         & Properties Promotion (1003) Ltd. Holds 48.2% of the issued and outstanding Common Stock of the Company, is an indirect wholly-owned subsidiary of Leedan Business. Certain members of the family of Mr.
         Boaz Harel, a director of the Company,  collectively, own approximately
         57.5% of the outstanding shares of Leedan Business. Mr. Harel, owns approximately 17% of the outstanding shares of Leedan Business and disclaims beneficial ownership of any stock of Leedan Business held by an other member of the Harel family.

(2) Does not include three year option for 50,000, vesting 1/3rd each year, exercisable at $4.75 per share nor a three year option for 7,500 shares exercisable at $2.25 per share, vesting 1/3rd each year.
(3) An affiliate to Leedan Business Enterprises Ltd. Shares were purchased in a private transaction.

(4) Includes options to purchase 45,000 shares of Common Stock exercisable at $5.00 per share and an option to purchase 25,000 shares of Common
         Stock exercisable at $10.00 per share at the rate of 1/3rd per year for three years. Includes 3200 shares which are owned by a pension fund.

(5) Includes 12,000 shares as part of a 3 year option, exercisable at $4.25 per share, vesting at the rate of 1/3rd per year for three years as well as 7,500 shares as part of a three year option exercisable at $2.25 per share, vesting at the rate of 1/3rd per year.

(6) Does not include any options referred to in notes (2), (3), (4) and (5) hereof.

Cost of Solicitation

         The cost of solicitation of proxies, including reimbursements to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out--of--pocket expenses which, in the aggregate, are estimated to be approximately $3,500.


                             OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Special Meeting of Stockholders. As for any business that may properly come before the Special Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.

         The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.


                                   BY ORDER OF
                                   THE BOARD OF DIRECTORS

                                --------------------------
New York, New York              DAVID W. SASS, Secretary
August 24, 1999

                                         PIONEER COMMERCIAL FUNDING CORP.
                                                     P R O X Y

This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints M. Albert Nissim and David W. Sass as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Pioneer Commercial Funding Corp. held of record by the undersigned on August 24, 1999, at the Special Meeting of Stockholders to be held on September 21, 1999, or any adjournment thereof.



1.       RATIFICATION OF THE SALE OF ASSETS TO PRINCAP MORTGAGE
         WAREHOUSE, INC.

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]



2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

         Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated:                  , 1999


                                             Signature

                           Signature, if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE


If you have had a change of address, please print or type your new address(s) on the line below.

---------------------------

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